                                                                    EXHIBIT 23.3

                  [LETTERHEAD OF PRICEWATERHOUSE COOPERS LLP]

                       CONSENT OF INDEPENDENT ACCOUNTANTS


    We hereby consent to the incorporation by reference in this Amendment No. 2 to the Registration Statement on Form F-4 of Adecco SA which contains the Proxy Statement of Olsten Corporation and Subsidiaries of our report dated
February 28, 1999, except as to the information presented in Notes 3, 6 and 14, for which the date is September 29, 1999, relating to the financial statements and financial statement schedule which appears in Olsten Corporation and Subsidiaries' Annual Report on Form 10-K/A for the year ended January 3, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



    We hereby consent to the use in this Amendment No. 2 to the Registration Statement on Form F-4 of Adecco SA of our report dated February 28, 1999, except as to the information presented in Notes 4, 8 and 16, for which the date is September 29, 1999, relating to the financial statements and financial statement schedule of Gentiva Health Services, Inc. and Subsidiaries, which appears in the Gentiva Health Services,Inc. Prospectus included in such Registration Statement. We also consent to the reference to us under the heading "Experts" in the Prospectus annexed to such Proxy Statement.



/s/ PricewaterhouseCoopers LLP

New York, New York
January 17, 2000